As filed with the U.S. Securities and Exchange Commission on October 11, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
T-Rex 2X Inverse NVIDIA Daily Target ETF	Cboe BZX Exchange, Inc.
T-Rex 2X Long NVIDIA Daily Target ETF	Cboe BZX Exchange, Inc.
T-Rex 2X Long Tesla Daily Target ETF	Nasdaq Stock Market
T-Rex 2X Inverse Tesla Daily Target ETF	Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-234544

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the T-Rex 2X Inverse NVIDIA Daily Target ETF, T-Rex 2X Long NVIDIA Daily Target ETF, T-Rex 2X Long Tesla Daily Target ETF and T-Rex 2X Inverse Tesla Daily Target ETF, each a series of ETF Opportunities Trust (the “Trust”) to be registered is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 97 under the Securities Act of 1933, as amended and Amendment No. 99 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on October 6, 2023.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
T-Rex 2X Inverse NVIDIA Daily Target ETF	93-1424289
T-Rex 2X Long NVIDIA Daily Target ETF	93-1493089
T-Rex 2X Long Tesla Daily Target ETF	93-1519810
T-Rex 2X Inverse Tesla Daily Target ETF	93-1482114

Item 2.		Exhibits.

	1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos333-234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.
	2.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No 1 to the Registrant’s Registration Statement on Form N-1A (File Nos333-234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.
	3.	The Trust’s By-Laws are included as Exhibit b to be Pre-Effective Amendment No. 1 to the Registrant’s Statement on Form N-1A (File Nos333-234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 11, 2023	ETF Opportunities Trust

	By:	/s/ Karen Shupe